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                                                                    EXHIBIT 21.1


                LIST OF SUBSIDIARIES OF ZOLL MEDICAL CORPORATION



Name                                              Jurisdiction of Incorporation
----                                              -----------------------------

Bio-Detek, Inc.                                   Massachusetts
Pinpoint Technologies, Inc.                       Delaware